UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 18, 2020 (September 14, 2020)

Rocket Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39432	84-4946470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Woodward Avenue Detroit, MI 48226
(Address of principal executive offices) (Zip Code)

(313) 373-7990
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	RKT	New York Stock Exchange

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01      Entry into a Material Definitive Agreement.

Indenture

On September 14, 2020, Quicken Loans, LLC (the “Issuer”) and Quicken Loans Co-Issuer, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a subsidiary of Rocket Companies, Inc. (the “Company”), closed their previously announced offering of $750 million aggregate principal amount of 3.625% senior notes due 2029 (the “2029 Notes”) and $1,250.0 million aggregate principal amount of 3.875% senior notes due 2031 (the “2031 Notes” and collectively with the 2029 Notes, the “Notes”) in private transactions pursuant to Rule 144A and/or Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”). The Notes were issued pursuant to an Indenture, dated as of September 14, 2020 (the “Indenture”), among the Issuers, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

The net proceeds of the offering will be used to redeem the entire outstanding aggregate amount of 2025 Notes, to pay related fees and expenses and for general corporate purposes.

The 2029 Notes mature on March 1, 2029 unless earlier redeemed or repurchased. No sinking fund is provided for the 2029 Notes.  Cash interest on the 2029 Notes will accrue from September 14, 2020 and is payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2021, at a rate of 3.625% per year.

The 2031 Notes mature on March 1, 2031 unless earlier redeemed or repurchased. No sinking fund is provided for the 2031 Notes.  Cash interest on the 2031 Notes will accrue from September 14, 2020 and is payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2021, at a rate of 3.875% per year.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior basis by certain of the Issuer’s subsidiaries. In the future, each of the Issuer’s or Co-Issuer’s domestic wholly-owned subsidiaries that becomes an issuer or guarantor under the Issuer’s existing 5.250% Senior Notes due 2028, will guarantee the Notes.

Prior to March 1, 2024, the Issuers may redeem the 2029 Notes at their option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest. On or after March 1, 2024, the Issuers may redeem the 2029 Notes at their option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture.

The Issuers may also redeem the 2029 Notes prior to September 1, 2023, at any time or from time to time, in an amount equal to the net cash proceeds received by the Issuers or any parent thereof from any equity offering at a redemption price equal to 103.625% of the principal amount plus accrued and unpaid interest, if any, to but excluding the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the 2029 Notes (calculated after giving effect to any issuance of additional notes that are 2029 Notes), provided that the redemption takes place not later than 90 days after the closing of the related equity offering; and not less than 60% of the principal amount of the 2029 Notes remains outstanding immediately thereafter.

Prior to March 1, 2026, the Issuers may redeem the 2031 Notes at their option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2031 Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest. On or after March 1, 2026, the Issuers may redeem the 2031 Notes at their option, in whole at any time or in part from time to time, upon giving not less than 10 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture.

The Issuers may also redeem the 2031 Notes prior to September 1, 2023, at any time or from time to time, in an amount equal to the net cash proceeds received by the Issuers or any parent thereof from any equity offering at a redemption price equal to 103.875% of the principal amount plus accrued and unpaid interest, if any, to but excluding the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the 2031 Notes (calculated after giving effect to any issuance of additional notes that are 2031 Notes), provided that the redemption takes place not later than 90 days after the closing of the related equity offering; and not less than 60% of the principal amount of the 2031 Notes remains outstanding immediately thereafter.

The Indenture contains covenants that limit the ability of the Issuer and its subsidiaries to, among other things: (i) create liens on assets and (ii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to a number of important limitations and exceptions. Additionally, upon the occurrence of specified change of control triggering events, the Issuers shall offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date.

The Indenture sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Issuers, or any of their significant subsidiaries, after which the Notes become automatically due and payable.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to non-U.S. investors in reliance on Regulation S under the Securities Act. The Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 8.01 Other Events.

Redemption of the 2025 Notes

On September 14, 2020, the Issuer issued a notice of redemption for the entire outstanding principal amount of the 5.750% senior notes due 2025 of the Issuer (the “2025 Notes”). The notice of redemption states that the entire outstanding principal amount of the 2025 Notes will be redeemed on October 14, 2020 at a price equal to 102.875% of the principal amount of the 2025 Notes plus accrued and unpaid interest to, but excluding, the redemption date.

Forward Looking Statements

Some of the statements contained in this filing and other reports, filings, and other public written and verbal announcements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date they were made and are based on our management's current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our filings with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this filing and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2020

ROCKET COMPANIES, INC.

By:	/s/ Julie Booth
Name:	Julie Booth
Title:	Chief Financial Officer and Treasurer